               AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT

                           Dated as of March 31, 1999

                                      Among

                               LECROY CORPORATION

                                   as Borrower

                                       and

                            THE LENDERS NAMED HEREIN

                                   as Lenders

                                       and

                            THE CHASE MANHATTAN BANK

                                    as Agent

                                TABLE OF CONTENTS

         Section                                                                                               Page
         -------                                                                                               ----
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                                    ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS...................................1
         SECTION 1.01.     Certain Defined Terms..................................................................1
         SECTION 1.02.     Computation of Time Periods...........................................................12
         SECTION 1.03.     Accounting Terms......................................................................12
         SECTION 1.04.     Currency Equivalents Generally........................................................12

                                    ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.................................13
         SECTION 2.01.     The Advances..........................................................................13
         SECTION 2.02.     Making the Advances...................................................................13
         SECTION 2.03.     Fees.    17
         SECTION 2.04.     Reduction of the Commitments..........................................................17
         SECTION 2.05.     Repayment of the Advances.............................................................17
         SECTION 2.06.     Interest on the Advances..............................................................17
         SECTION 2.07.     Intentionally Omitted.................................................................19
         SECTION 2.08.     Interest Rate Determination...........................................................19
         SECTION 2.09.     Prepayments...........................................................................19
         SECTION 2.10.     Increased Costs, Etc..................................................................19
         SECTION 2.11.     Payments and Computations.............................................................20
         SECTION 2.12.     Taxes.   21
         SECTION 2.13.     Sharing of Payments, Etc..............................................................25
         SECTION 2.14.     Evidence of Debt......................................................................25
         SECTION 2.15.     Currency Equivalents..................................................................26
         SECTION 2.16.     Voluntary Conversion or Continuation of Advance.......................................26
         SECTION 2.17.     Interest Rate Selection.  ............................................................26
         SECTION 2.18.     Agent's Fees..........................................................................27
         SECTION 2.19      Use of Proceeds.......................................................................27

                                  ARTICLE III  CONDITIONS OF LENDING.............................................27
         SECTION 3.01.     Condition Precedent to Initial Advances...............................................27
                  (a)      Note..................................................................................27
                  (b)      Certificate of Corporate Action by the Borrower.......................................27
                  (c)      Incumbency and Signature Certificate of the Borrower..................................27
                  (d)      Intentionally Omitted.................................................................27
                  (e)      Corporate Charter, Good Standing......................................................27
                  (f)      Opinion of Counsel for Borrower.......................................................27
                  (g)      Financial Statement.  ................................................................28
                  (h)      Intentionally Omitted.  ..............................................................28
                  (i)      Intentionally Omitted.  ..............................................................28
                  (j)      Intentionally Omitted.................................................................28
                  (k)      Insurance.............................................................................28
                  (l)      Searches..............................................................................28
                  (m)      Fees..................................................................................28
                  (n)      Other Documents.......................................................................28

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
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                  (o)      Intentionally Omitted.................................................................28

         SECTION 3.02.     Conditions Precedent to Each Borrowing................................................28

                                    ARTICLE IV  REPRESENTATIONS AND WARRANTIES...................................29
         SECTION 4.01.     Representations and Warranties of the Borrower........................................29
                  (a)      Due Incorporation.....................................................................29
                  (b)      Compliance with Other Agreements, Etc.................................................29
                  (c)      Validity of Obligations...............................................................29
                  (d)      No Pending Litigation.................................................................30
                  (e)      Financial Statements..................................................................30
                  (f)      Title to Assets.......................................................................30
                  (g)      Taxes.................................................................................30
                  (h)      ERISA.................................................................................31
                  (i)      Subsidiaries..........................................................................31
                  (j)      Indebtedness..........................................................................31
                  (k)      Licenses, Permits.....................................................................31
                  (l)      Judgments.............................................................................31
                  (m)      Other Agreements......................................................................32
                  (n)      Labor Disputes, Acts of God...........................................................32
                  (o)      Investment Company....................................................................32
                  (p)      Partner in a Partnership..............................................................32
                  (q)      Compliance with Law.  ................................................................32
                  (r)      Initial Public Offering.  ............................................................32
                  (s)      Previous Term Loan.  .................................................................32
                  (t)      Previous Subordinated Debt.   ........................................................32
                  (u)      Year 2000.............................................................................32

         SECTION 5.01.     Affirmative Covenants.................................................................33
                  (a)      Corporate Existence...................................................................33
                  (b)      Conduct of Business...................................................................33
                  (c)      Preservation of Properties............................................................33
                  (d)      Maintenance of Records................................................................33
                  (e)      Maintenance of Insurance..............................................................33
                  (f)      Compliance with Law...................................................................33
                  (g)      Examination of Records................................................................34
                  (h)      Financial Reporting...................................................................34
                  (i)      Further Acts..........................................................................36
                  (j)      Environmental Laws....................................................................37

                                          ARTICLE VI  NEGATIVE COVENANTS.........................................38
         SECTION 6.01.     Negative Covenants....................................................................38
                  (a)      Debt..................................................................................38
                  (b)      Intentionally Omitted.................................................................39
                  (c)      Liens.................................................................................39
                  (d)      Leases................................................................................41

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                  (e)      Investments...........................................................................41
                  (f)      Restricted Payments...................................................................41
                  (g)      Sale of Assets........................................................................41
                  (h)      Intentionally Omitted.................................................................42
                  (i)      Transactions with Affiliates..........................................................42
                  (j)      Mergers, Acquisitions, Etc............................................................42

                                                     ARTICLE VII
FINANCIAL COVENANTS..............................................................................................42
         SECTION 7.01.     Current Ratio.........................................................................42
         SECTION 7.02.     Intentionally omitted.................................................................43
         SECTION 7.03.     Intentionally omitted.  ..............................................................43
         SECTION 7.04.     Fixed Charge Coverage Ratio...........................................................43
         SECTION 7.05.     Leverage Ratio........................................................................43
         SECTION 7.06.     Capital Expenditures..................................................................43
         SECTION 7.07.     No Net Loss...........................................................................43

                                          ARTICLE VIII  EVENTS OF DEFAULT........................................43
         SECTION 8.01.     Events of Default.....................................................................43

                                               ARTICLE IX  THE AGENT.............................................46
         SECTION 9.01.     Authorization and Action..............................................................46
         SECTION 9.02.     Agent's Reliance, Etc.................................................................46
         SECTION 9.03.     Chase and Affiliates..................................................................46
         SECTION 9.04.     Lender Credit Decision................................................................47
         SECTION 9.05.     Indemnification.......................................................................47
         SECTION 9.06.     Successor Agent.......................................................................47

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
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                                              ARTICLE X MISCELLANEOUS............................................48
         SECTION 10.01.    Amendments, Etc.......................................................................48
         SECTION 10.02.    Notices, Etc..........................................................................48
         SECTION 10.03.    No Waiver, Remedies...................................................................49
         SECTION 10.04.    Costs, Expenses and Taxes.............................................................49
         SECTION 10.05.    Right of Set-off......................................................................50
         SECTION 10.06.    Judgment..............................................................................50
         SECTION 10.07.    Binding Effect........................................................................50
         SECTION 10.08.    Assignments and Participation.........................................................51
         SECTION 10.09.    Consent to Jurisdiction...............................................................53
         SECTION 10.10.    Governing Law.........................................................................53
         SECTION 10.11.    Execution in Counterparts.............................................................53
         SECTION 10.12.    Captions..............................................................................53
         SECTION 10.13.    WAIVER OF JURY TRIAL..................................................................54
         SECTION 10.14.    Intentionally Omitted.................................................................54
         SECTION 10.15.    Intentionally Omitted.................................................................54
         SECTION 10.16.    Application of Required Prepayments...................................................54
         SECTION 10.17.    Confidentiality.......................................................................54
         SECTION 10.18.    Amendment and Restatement. ...........................................................54

EXHIBITS

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Informal Borrowing Base Certificate
Exhibit C         Form of Replacement Promissory Note
Exhibit D         Intentionally Omitted
Exhibit E         Intentionally Omitted
Exhibit F         Form of Notice of Borrowing
Exhibit G         Form of Opinion of Counsel

SCHEDULES
Schedule 1        Schedule of Lending Offices (Domestic and Eurocurrency)
Schedule 2        Schedule of Pending Litigation
Schedule 3        Schedule of Existing Debt and Guarantees
Schedule 4        Schedule of Existing Liens
Schedule 5        Schedule of Existing Investments
Schedule 6        Schedule of Transactions with Affiliates
Schedule 7        Schedule of Subsidiaries
Schedule 8        Schedule of Payment Offices for Alternative Currencies.
Schedule 9        Schedule of Commitments

         AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT (the "Agreement") dated as of March 31, 1999 by and among LECROY CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Lenders") listed on the signature pages hereof, and THE CHASE MANHATTAN BANK ("Chase") as agent (the "Agent") for the Lenders hereunder.

         The Borrower, the Lenders and the Agent are parties to a Multicurrency Credit Agreement dated as of December 12, 1995 (as amended from time to time, the "Existing Credit Agreement"). The Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement so as to, among other things, amend the aggregate of Lenders' Commitments and amend certain provisions of the Existing Agreement. The Borrower, Lenders and the Agent intend that this Amended and Restated Credit Agreement and the Amended and Restated Promissory Notes (the "Notes", as defined below) executed in connection herewith not effect a novation of obligations of the Borrower under the Existing Credit Agreement and the notes issued pursuant thereto, but merely constitute a restatement, and where applicable, an amendment to the terms governing such obligations.

                                    RECITALS

1. The Borrower, the Agent and the Lenders are the parties to the Existing Loan Agreement (hereinafter defined);

2. The parties to this Agreement have entered into this Agreement in order to amend and restate the Existing Loan Agreement;

3. In consideration of the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts" shall mean those accounts arising out of the sale or lease of goods or the rendition of services by the Borrower or any of its Consolidated Subsidiaries.

                  "Account Debtor" shall mean the Person who is obligated on or under an Account.

                  "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of (i) any corporation other than the Borrower or (ii) any corporation which is then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or
         (c) purchases all or substantially all of the business or assets of any corporation.

                  "Additional Interest Period" has the meaning assigned to such term in Section 2.06(c).

                  "Adjustment Period" has the meaning assigned to such term in
         Section 2.06(c).

                  "Advance" means an advance by a Lender to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a Eurocurrency Advance (each of which shall be a "Type" of Advance).

                  "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means Chase, its successors and/or permitted assigns pursuant to Article IX hereof, as agent for the Lenders hereunder in accordance with Article IX hereof.

                  "Alternative Currency" means Swiss Francs, French Francs, German Deutsche Marks, Italian Lire, British Pounds Sterling, Japanese Yen, Euros or any lawful currency other than Dollars mutually agreed to by the Agent and the Borrower which is freely transferable and convertible into Dollars.

                  "Applicable Eurocurrency Rate Margin" means, subject to
         Section 2.06(c), for any period (a) if, as at the end of the preceding fiscal quarter, the Leverage Ratio is less than 0.5:1.0, fifty (50) basis points; (b) if, as at the end of the preceding fiscal quarter, the Leverage Ratio is equal to or greater than 0.5:1.0, but less than 0.75:1.0, seventy-five (75) basis points; (c) if, as at the end of the preceding fiscal quarter, the Leverage Ratio is equal to or greater than 0.75:1.0 but less than 1.0:1.0, one hundred (100) basis points;
         (d) if, as at the end of the preceding fiscal quarter, the Leverage Ratio is equal to or greater than 1.0:1.0 but less than 1.25:1.1, one hundred twenty-five (125) basis points; (e) if, as at the end of the preceding fiscal quarter, the Leverage Ratio is equal to or greater than 1.25:1.0 but less than 1.50:1.0, one hundred fifty (150) basis points; if, as at the end of the preceding fiscal quarter, the Leverage Ratio is 1.50:1.0 or greater, three hundred (300) basis points. Adjustments in the Applicable Eurocurrency Rate Margin shall be effective as of the 10th Business Day following receipt by the Agent of the Borrower's annual or quarterly financial statements, as applicable."

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Advance.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit A hereto.

                  "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the Prime Rate in effect from time to time; or

                  (b) for any day, the Federal Funds Rate plus -1/2%.

                  "Base Rate Advance" means an Advance which bears interest at a rate per annum determined on the basis of the Base Rate, as provided in
         Section 2.06(a)(i).

                  "Borrowing" means a borrowing consisting of Advances of the same Type made on the same day by the Lenders.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurocurrency Advances, on which dealings are carried on in the London interbank market, and on which banks are open for business in the country of issue of the currency of such Eurocurrency Advance, and, if such Eurocurrency Advance is made or to be made in Euro or a currency that is a subunit of Euro, the place designated for payments in Euro as shown on Schedule 8 or the place designated, from time to time, by the Agent as the place for payments in Euro.

                  "Capital Expenditures" means for any period, the Dollar amount of gross capital expenditures determined in accordance with GAAP.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Cash Flow" means, for any accounting period, the sum of (i) profit before taxes as reflected in the financial statements prepared in accordance with the terms of Sections 5.01(h)(i) and (iii), plus
         (ii) depreciation, plus (iii) foreign exchange losses, minus Capital Expenditures.

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                  "Chase" means The Chase Manhattan Bank, N.A.

                  "Closing Date" means the date on which this Agreement shall be signed and delivered by all parties hereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Confidential Information" means information received under Sections 5.01(g) or 5.01(h) and all other information that the Borrower furnishes to the Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower other than in violation of any applicable confidentiality requirements.

                  "Consolidated Capital Expenditures" means Capital Expenditures of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Current Liabilities" means Current Liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Liabilities" means liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Total Assets" means Total Assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Convert", "Conversion", and "Converted" each refers to a conversion of an Advance of one Type into an Advance of another Type pursuant to Section 2.16(a).

                  "Current Assets" means all assets treated as current assets in accordance with GAAP, excluding, however, from the determination of current assets: loans to insiders; and amounts due from Subsidiaries and Affiliates.

                  "Current Liabilities" means all liabilities treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding: all such liabilities or obligations which are renewable or extendable at the option of the Borrower to a date more than one year from the date of determination, loans owed to insiders, and amounts due to Subsidiaries and Affiliates. For purposes of calculating the Current Ratio only, outstanding Advances shall be included in the definition of Current Liabilities.

                  "Current Ratio" means the ratio obtained by dividing (a) Consolidated Current Assets, by (b) Consolidated Current Liabilities.

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                  "Default" means any of the events specified in Sections 8.01(a) through 8.01(g), whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied.

                  "Dollars" and the sign "$" each means lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets of not less than $1,000,000,000.00, (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets of not less than $250,000,000.00; and (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country and having total assets of not less than $1,000,000,000.00; provided that such bank is acting through a branch or agency located in the United States.

                  "Environmental Laws" has the meaning assigned to such term in
         Section 5.01(j)(iii).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

                  "ERISA Event" means (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Advance" means an Advance which bears interest at a rate per annum determined on the basis of the Eurocurrency Rate, as provided in Section 2.06(a)(ii).

                  "Eurocurrency Interest Period" means, for any Eurocurrency Advance, the period commencing on the date such Advance is made, Converted or continued and ending on the last day of the period determined for such Advance pursuant to the provisions below and in
         Section 2.11(d). The duration of the Eurocurrency Interest Period for any Eurocurrency Advance shall be one, two, three, or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Eurocurrency Interest Period, select in the applicable Notice of Borrowing provided, however, that whenever the last day of any Eurocurrency Interest Period would otherwise occur on a day other than a Business Day, the last day of such Eurocurrency Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Eurocurrency Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month. The Agent shall promptly advise the Lenders of the Eurocurrency Interest Period determined as above provided for the Eurocurrency Advances comprising each Borrowing.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for any Eurocurrency Interest Period for each Eurocurrency Advance comprising part of the same Borrowing, as the case may be, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple thereof) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by the principal office of each of the Eurocurrency Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the Quotation Day for the currency in which such Eurocurrency Advance is denominated for such Eurocurrency Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Advance comprising part of such Borrowing and for a period equal to such Eurocurrency Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Reserve Percentage, to the extent incurred, for such Interest Period. The Eurocurrency Rate for any Eurocurrency Interest Period for each Eurocurrency Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Eurocurrency Reference Banks on the Quotation Day for such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurocurrency Reference Banks" means initially, Agent, and upon execution of this Agreement by other Lenders, Agent and such other Lenders as Agent may deem appropriate.

                  "Eurocurrency Reserve Percentage" of any Lender for any Eurocurrency Interest Period for any Eurocurrency Advance means the reserve percentage applicable two Business Days before the first day of such Eurocurrency Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Eurocurrency Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Eurocurrency Interest Period.

                  "Event of Default" means any Default, provided that each applicable requirement for the giving of notice, the lapse of time, or both has been satisfied.

                  "Existing Loan Agreement" means the Multicurrency Credit Agreement dated as of December 12, 1995 among Borrower, Agent, and the lenders parties thereto, as amended from time to time.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Year" means each period of 52 (or 53, as applicable) consecutive calendar weeks ending on the Saturday closest to June 30 of each year.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio obtained by dividing (i) Cash Flow by (ii) Fixed Charges.

                  "Fixed Charges" means, for any period, accrued interest (other than on Subordinated Indebtedness) and scheduled, required principal payments (other than of Subordinated Indebtedness), plus, without duplication, capital lease payments and dividend payments.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the applicable reporting date with respect to any particular set of financial statements.

                  "General Intangibles" has the meaning assigned to such term in the Uniform Commercial Code, as adopted in the State of New York, and shall include, without limitation, patents, trademarks, copyrights and substantially similar intellectual property rights.

                  "Hazardous Substance" has the meaning assigned to such term in
         Section 5.01(j)(iii).

                  "Informal Borrowing Base Certificate" means a completed certificate in the form of Exhibit B annexed hereto, signed by the Chief Financial Officer of the Borrower.

                  "Interest Period" means a Eurocurrency Interest Period.

                  "Lenders" means the lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 10.08.

                  "Leverage Ratio" means, at any time of determination, the ratio obtained by dividing (i) Consolidated Liabilities, by (ii) Consolidated Tangible Net Worth.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Loan Documents" means this Agreement, each Note, and each other document executed by the Borrower in connection with this Agreement as each such agreement, instrument or document may be amended from time to time.

                  "Majority Lenders" means at any time (i) Lenders owed at least 75% of the aggregate unpaid principal amounts of the Advances then outstanding, or, if no Advances are then outstanding, Lenders whose Commitments aggregate to at least 75% of the aggregate Commitments of all of the Lenders or (ii) if there are two and only two Lenders, both of such Lenders.

                  "Materially Adverse Effect" means (i) with respect to the Borrower and its Subsidiaries, any materially adverse change in the business, operations, condition (financial or otherwise), or assets of the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance as to which singly or in the aggregate, the Borrower has reason to believe there is a reasonable possibility of (a) a materially adverse change described in clause (i), or (b) the inability of the Borrower to perform in any material respect its obligations hereunder or under the other Loan Documents.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA

         Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" or "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit C hereto, payable to the order of the respective Lenders.

                  "Notice of Borrowing" has the meaning specified in Section
         2.02.

                  "Obligations" means the obligations of the Borrower arising under this Agreement or the other Loan Documents.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Payment Office" means, for Dollars, the principal office of Agent in New York City, located on the date hereof at 270 Park Avenue, New York, New York 10017, and, for any Alternative Currency, such office of Agent as shall be from time to time selected by the Agent and notified by the Agent in writing to the Borrower and the Lenders. The Payment Offices of Agent with respect to Alternative Currencies are set forth on Schedule 8, as such Schedule may be amended by Agent from time to time on written notice to the Borrower and Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Indebtedness" has the meaning assigned to such term in Section 6.01(a).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

                  "Previous Subordinated Debt" means all Debt incurred pursuant to the Securities Purchase Agreement, dated March 28, 1995 evidenced by
         (i) the Subordinated Debenture dated March 28, 1995 made by LeCroy Corporation to Global Private Equity II Limited Partnership; (ii) the Subordinated Debenture dated March 28, 1995 made by LeCroy Corporation to Golden Gate Development and Investment Limited Partnership; (iii) the Subordinated Debenture dated March 28, 1995 made by LeCroy Corporation to Advent International Investors II Limited Partnership;
         (iv) the Subordinated Debenture dated

         March 28, 1995 made by LeCroy Corporation to Innovent Capital Limited Partnership; and (v) the Subordinated Debenture dated March 28, 1995 made by LeCroy Corporation to Needham Capital Partners, L.P.

                  "Previous Term Loan" means the loan made pursuant to Term Loan Agreement dated as of January 23, 1995 among Borrower, Agent, and the lenders parties thereto.

                  "Prime Rate" means that rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

                  "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                  "Quotation Day" means, in respect of the determination of the Eurocurrency Rate for any Eurocurrency Interest Period for any Eurocurrency Advance in Dollars or any Alternative Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the currency in which such Eurocurrency Advance is denominated for delivery on the first day of such Eurocurrency Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Eurocurrency Interest Period shall be the last of such dates.

                  "Real Property" has the meaning assigned to such term in
         Section 5.01(j)(i).

                  "Reference Banks" means the Eurocurrency Reference Banks.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Register" has the meaning specified in Section 10.08(c).

                  "Remedial Work" has the meaning assigned to such term in
         Section 5.01(j)(ii).

                  "Required Financial Statement" has the meaning assigned to such term in Section 2.06(c).

                  "Restricted Payment" means any payment or prepayment of principal or interest on account of Subordinated Indebtedness or any purchase, defeasance, redemption, retirement or acquisition of any principal or interest on such Subordinated Indebtedness except for, other than during the continuance of an Event of Default, regularly scheduled payments (or regularly scheduled redemptions, as the case may be) of principal and interest on account of Subordinated Indebtedness in accordance with the terms of a subordinated debt indenture or agreement or substantially similar document previously consented to in writing by the Majority Lenders.

                  "Subordinated Indebtedness" means all unsecured Indebtedness of the Borrower which shall have been subordinated to all Indebtedness of the Borrower hereunder and under the Notes and to all other Indebtedness owed to the Lenders pursuant to a subordinated debt indenture or agreement or substantially similar document signed by the holder of such Indebtedness upon and otherwise containing terms and conditions reasonably satisfactory to the Majority Lenders.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Tangible Net Worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets: goodwill; patents, copyrights and trademarks; trade names; licenses; organizational expenses; and unamortized debt discount, all as determined in accordance with GAAP.

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Termination Date" means January 31, 2002, or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 8.01.

                  "Total Assets" means all assets treated as assets in accordance with GAAP.

                  "Type" means, with reference to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance.

                  "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA.

                  "United States" and "U.S." each means United States of
         America.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" the words "to" and "until" each means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  SECTION 1.04. Currency Equivalents Generally. For all purposes of this Agreement other than Article II, the equivalent in any Alternative Currency of an amount in

Dollars shall be determined at the rate of exchange quoted by Chase in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule 9 hereto or, if such Lender has entered into any Assignment and Acceptance, set forth as such Lender's Commitment in the Register maintained by the Agent pursuant to Section 10.08(c) (such Lender's "Commitment"), or the equivalent thereof, as such amount may be reduced pursuant to Section 2.04. As of the date hereof, the aggregate of all Lenders' Commitments is TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) from and including the date hereof through and including June 30, 2000, SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00) from and including July 1, 2000 through and including September 30, 2000 and FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) from and including October 1, 2000 through and including the Termination Date. Subject to the terms of
Section 2.02(c), each Borrowing shall be in an aggregate amount not less than $100,000.00 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $25,000.00 (or the equivalent thereof in any Alternative Currency) in excess thereof and shall consist of Advances of the same Type made in the same currency on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow, prepay pursuant to Section 2.09 and reborrow under this
Section 2.01(a). For purposes of this Section 2.01(a) and all other provisions of this Article II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.15. Subject to Section 10.08, the parties to this Agreement may make additional Lenders parties hereto by replacing the initial (or then applicable) signature page with a substitute signature page executed by the Borrower, the Agent, and each Lender. The Commitment of each Lender shall be in the amount set forth on Schedule 9 with respect to each Lender, as such Schedule 9 may be amended (or replaced by the Agent) from time to time to reflect the Commitment of each Lender made a party hereof. Any Lender which becomes a signatory to this Agreement shall be entitled to all of the rights and obligations of a Lender under this Agreement and the other Loan Documents.

         SECTION 2.02. Making the Advances. (a) Subject to the terms of Section 8.01, each Borrowing shall be made on notice, given:

         (x) not later than 11:00 A.M. (New York City time) on the same Business Day as the proposed Borrowing of a Base Rate Advance in Dollars,

         (y) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the requested date of a proposed borrowing of a Eurocurrency Advance in Dollars, and

         (z) not later than the fifth Business Day before the requested date of a proposed Borrowing in an Alternative Currency,

by the Borrower to the Agent, by facsimile, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit F hereto (each, a "Notice of Borrowing"), specifying therein the requested (i) Type of Advance comprising such Borrowing, (ii) date of such Borrowing, (iii) aggregate amount of such Borrowing, (iv) currency of such Borrowing and (v) Eurocurrency Interest Period for each Eurocurrency Advance to be made as part of such Borrowing. Each Advance denominated in an Alternative Currency shall be a Eurocurrency Advance. The Agent shall promptly notify each Lender of each request for an Advance.

         In the case of a proposed Borrowing comprised of Eurocurrency Advances in an Alternative Currency, the obligation of each Lender to make its Eurocurrency Advance in the requested Alternative Currency as part of such Borrowing is subject to the confirmation by such Lender to the Agent not later than the fourth Business Day before the requested date of such Borrowing that such Lender agrees to make its Eurocurrency Advance in the requested Alternative Currency, which confirmation shall be notified immediately by the Agent to the Borrower. If any Lender shall not have so provided to the Agent such confirmation, the Agent shall promptly notify the Borrower and each Lender that a Lender has not provided such confirmation, whereupon the Borrower may, by notice to the Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing shall not occur and the Agent shall promptly so notify each Lender. If the Borrower does not so withdraw such Notice of Borrowing, the Agent shall promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing comprised of Eurocurrency Advances in an aggregate amount in Dollars equivalent, determined in accordance with Section 2.15, to the amount of the originally requested Borrowing in an Alternative Currency; and in such notice by the Agent to each Lender the Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.



         Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent (i) in the case of a Borrowing in Dollars, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Lenders prior thereto and in same day funds, such Lender's ratable portion of such Borrowing in Dollars, and (ii) in the case of a Borrowing in an Alternative Currency, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Agent to the Lenders prior thereto and in same day funds, such Lender's ratable portion of such Borrowing in such Alternative Currency. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article

III, the Agent will make such funds available to the Borrower at the aforesaid applicable Payment Office.

         (b) Anything in subsection (a) above to the contrary notwithstanding,

         (i) if any Lender shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make or maintain Eurocurrency Advances in Dollars or in such Alternative Currency, as the case may be, or to fund or maintain Eurocurrency Advances in Dollars or in such Alternative Currency, as the case may be, hereunder, the amount of such requested Borrowing shall be deemed to be reduced by such Lender's ratable share thereof, the obligation of such Lender to make Eurocurrency Advances in Dollars or in such Alternative Currency, as the case may be, shall be terminated and the Borrower shall forthwith upon its receipt of such notice from such Lender, prepay (either immediately, or, if delay does not cause any Lender to be in violation of applicable law, at the end of the then current Eurocurrency Interest Period) the outstanding principal amount of all Eurocurrency Advances in Dollars or in such Alternative Currency, as the case may be, of such Lender together with interest accrued thereon to the date of such prepayment, provided that, before giving any such notice to the Agent and the Borrower, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such designation would avoid such unlawfulness or the assertion thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and provided further, subject to the provisions of Sections 2.16(a) and 10.04(b), any amount required to be prepaid may be converted to a Base Rate Advance;

         (ii) if, in the event that there is more than one Eurocurrency Reference Bank, fewer than two Eurocurrency Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Advances comprising any requested Borrowing in Dollars or in any Alternative Currency, the right of the Borrower to make such Borrowing or any subsequent Borrowing in Dollars or in such Alternative Currency, as the case may be, shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, provided that the Agent agrees to take reasonable steps, at no expense to Agent, in an attempt to obtain such information from the requisite number of Eurocurrency Reference Banks; and

         (iii) if, at least one Business Day before the date of any requested Borrowing in Dollars or in any Alternative Currency, either (A) two or more Eurocurrency Reference Banks notify the Agent, or, if Chase is the sole Eurocurrency Reference Bank Chase determines, that deposits are not being offered in the London interbank market in Dollars or in such Alternative Currency, as the case may be, for the applicable Eurocurrency Interest Period in amounts substantially equal to the amount of such Borrowing or (B) the Majority Lenders notify the Agent that the Eurocurrency Rate for Eurocurrency Advances comprising such Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Advances for such Borrowing, the right of the Borrower to make such Borrowing or any subsequent Borrowing in Dollars or in such Alternative Currency, as the case may be, shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer existing.

         (c) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurocurrency Advances for any Borrowing unless the aggregate amount of such Borrowing is at least $500,000 (or the equivalent thereof in any Alternative Currency) and an aggregate multiple of $250,000 (or the equivalent thereof in any Alternative Currency), and not more than six separate Borrowings may be outstanding at any time.

         (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurocurrency Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  (g) If, on the date of any Borrowing, any principal amount of any Advances previously made by a Lender participating in such Borrowing shall be due and payable to such

Lender hereunder, such Lender shall, up to an amount equal to such principal amount and upon fulfillment of the applicable conditions set forth in Article III, make its Advance on the occasion of such Borrowing by applying the proceeds of such Advance to the repayment of such principal amount. The amount, if any, by which the Advance to be made by such Lender on the occasion of such Borrowing shall exceed such repaid principal amount shall be made available by such Lender in accordance with subsection (a) of this Section 2.02.

         SECTION 2.03. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment from date of this Agreement, in the case of each Lender which is a party to this Agreement on the date of this Agreement and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Termination Date, payable in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, such payments commencing March 31, 1999, and continuing quarterly thereafter and on the Termination Date, at the rate of 3/16 of 1% per annum.

         (b) The Borrower agrees to pay to the Agent and Lender all other fees due and payable to the Agent and/or Lender on or before Closing Date.

         SECTION 2.04. Reduction of the Commitments. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided, however, that each partial reduction shall be in the aggregate amount of $500,000 or an integral multiple of $250,000 in excess thereof.

         (b) Pursuant to the terms of this Agreement the respective Commitments of the Lenders shall automatically be reduced as set forth on Schedule 9 hereto on July 1, 2000 and October 1, 2000.

         SECTION 2.05. Repayment of the Advances. The Borrower shall repay the principal amount of all Advances on the Termination Date. Notwithstanding the foregoing, on July 1, 2000, Borrower shall repay any outstanding advances greater than SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00) and on October 1, 2000, Borrower shall repay any outstanding advances greater than FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), in each instance as provided in this Agreement.

         SECTION 2.06. Interest on the Advances. (a) The Borrower shall pay to each Lender, in arrears, interest on the unpaid principal amount of each Advance made by such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (i) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly, in arrears, on the last day of each March, June, September and

      December and on the date such Base Rate Advance shall be Converted or paid in full.

         (ii) Eurocurrency Advances. If such Advance is a Eurocurrency Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period and (y) the Applicable Eurocurrency Rate Margin in effect from time to time, payable, in arrears, on the last day of such Interest Period and if such Interest Period has a duration of more than three months, then on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

         (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid on or before the 15th day following the date when due (with respect to payments due prior to the Termination Date) and on all Advances not paid on the Termination Date, and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid on or prior to the 15th day following the date when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, 3% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (ii) in the case of all other amounts, 3% per annum above the Base Rate in effect from time to time.

                  (c) Additional and Adjusted Interest. In the event that any financial statement is not timely delivered to the Agent in all respects in compliance with Section 5.01(h)(i) or Section 5.01(h)(iii) (each, a "Required Financial Statement"), and if upon actual receipt of such Required Financial Statement the Agent shall determine that the Applicable Eurocurrency Rate Margin in effect with respect to each Eurocurrency Advance outstanding during the period (the "Additional Interest Period") commencing on the 10th Business Day following the day when such Required Financial Statement was due and terminating on the earlier to occur of (i) the 10th Business Day following the day when such Required Financial Statement is actually received by Agent, or (ii) the first day of the Adjustment Period (hereinafter defined), would have been greater than the Applicable Eurocurrency Rate Margin which was actually in effect during the Additional Interest Period, then, without prejudice to any other rights of the Agent or Lenders under this Agreement or the other Loan Documents as a result of Borrower's failure to timely deliver such Required Financial Statement, Borrower shall pay to the Agent for the account of the Lenders, promptly after demand by the Agent, but in any event not later than the next day on which a payment of interest is due under this Agreement, as additional interest, an amount equal to the additional interest which would have accrued on each outstanding Eurocurrency Advance during the Additional Interest Period had each Applicable Margin been adjusted in accordance with the terms of this Agreement upon timely receipt of such Required Financial Statement on the date when it was due. In the event that such Required Financial Statement is not delivered to Agent on or prior to the 30th day after the same is due (the "Adjustment Date"), then, without prejudice to any other rights of the Agent or Lenders under this Agreement or the other Loan Documents as a result of Borrower's failure to timely deliver such Required Financial Statement, during the period (the "Adjustment Period") commencing on the Adjustment Date, and terminating on the 10th Business Day following the day when such Required Financial Statement is actually received by Agent, the term "Applicable Eurocurrency Rate Margin" as used herein shall mean 1.0%. Agent shall deliver to the Borrower, a certificate as to any amounts payable pursuant to this subparagraph, explaining in reasonable detail the computation thereof, which certificate shall effect a rebuttable presumption as to the accuracy thereof.

         SECTION 2.07. Intentionally Omitted.

         SECTION 2.08. Interest Rate Determination. (a) Each Eurocurrency Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of such Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall, subject to Section 2.02(b)(ii), determine such interest rate on the basis of timely information furnished by the remaining Eurocurrency Reference Banks, as the case may be.

         (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a) or (b).

         (c) From the date of this Agreement up to and including March 31, 2001, a minimum of $5,000,000.00 shall be interest rate protected.

         SECTION 2.09. Prepayments. (a) The Borrower may prepay Advances, in aggregate multiples of $100,000.00 on not less than three (3) Business Days prior written notice with respect to Eurocurrency Advances, or on notice provided not later than 11 A.M. New York City time on the day of the prepayment with respect to Base Rate Advances, (each of which notices may be given by facsimile transmission), provided that the Borrower shall pay all sums required to be paid pursuant to Section 10.04(b) together with each such principal prepayment. Any notice of prepayment shall be binding on the Borrower and irrevocable, and the Borrower shall make such prepayment on the day set forth in the notice of prepayment, which shall be a Business Day.

         (b) If, on the last day of any Eurocurrency Interest Period for any Eurocurrency Advances comprising the same Borrowing, the equivalent in Dollars of the aggregate principal amount of all Advances then outstanding exceeds the total of the Commitments, the Borrower shall, within two (2) Business Days after notification from the Agent, prepay an aggregate principal amount of such Advances ratably to the Lenders in an amount at least equal to such excess, with accrued interest to the date of such prepayment on the principal amount prepaid.

         SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Advances, included in the Eurocurrency Reserve Percentage) in or in the interpretation of any law, treaty, official directive or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender (other than Taxes on net income of any Lender) of agreeing to make or making, funding or maintaining Eurocurrency Advances, then the Borrower shall (provided that (i) the requirements of this provision or similar requirements are imposed ratably upon similarly situated customers of such Lender) from time to time, within two (2) Business Days after demand by such Lender given within 90 days following such Lender's determination that such increased cost has been incurred (with a copy of such demand to the Agent), either (i) pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost (without duplication for amounts on account of the same increase of cost to the extent already payable pursuant to Section 2.10(b)), or (ii) subject to the provisions of Section 10.04(b), prepay all outstanding Eurocurrency Advances owed to such Lender; provided that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or Payment Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional cost and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Agent shall deliver to Borrower a certificate in reasonable detail as to the amount of such increased cost, and the delivery of such certificate shall effect a rebuttable presumption as to the accuracy thereof.

         (b) If any Lender determines that compliance with any law, treaty, official directive or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased beyond a level required on the Closing Date by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, and provided that any such increased capital requirement is not reflected in the computation of the Base Rate or the Eurocurrency Rate, then, within two (2) Business Days after demand by such Lender (with a copy of such demand to the Agent) given within 90 days following such Lender's determination that such increased capital requirement has been imposed, the Borrower shall (provided that the requirements of this provision or similar requirements are imposed ratably upon similarly situated customers of such Lender) within two Business Days after notice either (i) pay to the Agent for the account of such Lender, from time to time, as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder (without duplication for amounts on account of the same increase in capital to the extent already payable pursuant to Section 2.10(a)), or (ii) subject to the provisions of Section 10.04(b), prepay all affected Advances owed to such Lender. Agent shall deliver to Borrower a certificate in reasonable detail as to such amounts submitted to the Borrower and the delivery of such certificate shall effect a rebuttable presumption as to the accuracy thereof.


                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in an Alternative Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency not later than 11:00 A.M. (at the Payment Office for such Alternative Currency) on the day when due in such Alternative

Currency to the Agent in same day funds by deposit of such funds to the Agent's account maintained at such Payment Office. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably, in the proportion that such Lender's Loans to which the payment applies bears to the total of all Lenders' Loans to which the payment applies, (other than amounts payable pursuant to Section 2.10 or 2.12) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.08(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due. Each such Lender shall promptly notify the Borrower of any such action, provided however, that failure to so notify shall not affect the validity of such action.

         (c) All computations of interest shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) In determining the duration of Interest Periods under this Agreement, (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided, that if such extension of time would cause the last day of any Eurocurrency Interest Period to occur in the next following calendar month, such last day shall occur on the next preceding Business Day, and (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be, provided, that, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         SECTION 2.12. Taxes. (a) Any and all payments by the Borrower or the Agent hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,

         (i) taxes, levies, imposts, duties, charges, deductions or withholdings imposed on or with respect to the net income of the Agent or any Lender and (ii) franchise or doing business taxes, levies, imposts, duties, charges, deductions or withholdings imposed on the Agent or any Lender, in each case by any jurisdiction under the laws of which the Agent or such Lender or its Applicable Lending Office is organized, managed, controlled or otherwise subject to tax other than as a result of the transactions contemplated hereunder or by any other Loan Document (or any political subdivision of any such jurisdiction),

         (ii) in the case of any assignment by a Lender to an Eligible Assignee pursuant to Section 10.08, or any change by a Lender of an Applicable Lending Office in one jurisdiction to an Applicable Lending Office in another jurisdiction, any excess in the withholding tax applicable to such Eligible Assignee, or such new Applicable Lending Office, over the withholding tax (other than any withholding tax excluded from the definition of Taxes under clause (i) or this clause (ii) of Section 2.12(a)) applicable to the former Lender, or the former Applicable Lending Office, in each case as determined under laws (including, without limitation, any treaty, law, rule, regulation or determination) applicable to the former Lender and such Eligible Assignee, or the former Applicable Lending Office and such new Applicable Lending Office, and in effect on the date of such assignment, or such change in Applicable Lending Office, but not including any increase in withholding tax resulting from any subsequent change in such laws (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower or the Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Agent shall make such deductions and (iii) the Borrower or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower or by the Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

      (c) The Borrower will within thirty days after demand, indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any

Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.12) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. The applicable Lender shall furnish to Borrower a certificate, in reasonable detail, setting forth such Lender's calculation as to the amount of Taxes or Other Taxes paid by such Lender, which certificate shall effect a rebuttable presumption as to the accuracy thereof.

      (d) Within 30 days after the date of any payment by the Borrower of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of payments by the Borrower hereunder, the Borrower will furnish to the Agent, at such address, documentary evidence reasonably satisfactory to Agent, demonstrating that such payment is exempt from or not subject to Taxes. In the event of a change in circumstances or law affecting the conclusions stated in any such documentary evidence, further documentary evidence reasonably acceptable to the Agent shall be delivered to the Agent by the Borrower.

      (e) Each Lender organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.12(a).

      (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.12(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request at no expense to the Borrower to assist the Lender to recover such Taxes.

      (g) In the event that a Lender that originally provided such form as may be required under Section 2.12(e) thereafter ceases to qualify for complete exemption from United

States withholding tax, such Lender may, subject to Section 10.08, assign its interest under this Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.12 (and subject to the terms of Sections 2.12(a)(ii), 2.12(e), 2.12(f), 2.12(i), 2.12(j) and 2.12(k)) as the
assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

      (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder.

      (i) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office or Payment Office) to avoid the imposition of any Taxes or payments hereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burden or require any change in such Lender's tax planning and management policies.

      (j) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.12 in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes with respect to which it has received payments under this Section 2.12, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.12(j), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.12(j) shall in the absence of bad faith or manifest error effect a rebuttable presumption as to the accuracy thereof, and nothing in this Section 2.12(j) shall be construed as requiring the Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to received such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of any Lender.

      (k) The Borrowers shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to this Section 2.12 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Lender as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Lender designated such New Lending Office with respect to any Advance; provided, however, that this clause (k) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (k) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender through a New Lending Office, would be entitled to received without regard to this clause (k) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of Section 2.12(e).

      SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.10 or 2.12) in excess of its ratable share of payments on account of the Advances made by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably, in the proportion that such Lender's aggregate Advances to which the payment applies bears to the total of all Advances to which the payment applies, with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.14. Evidence of Debt. (a) Each Lender shall hold its respective Note or Notes evidencing the Advances and shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (b) The Register maintained by the Agent pursuant to Section 10.08(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto and, if such Advances are Eurocurrency Advances, the currency in which such Advances are made, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

      (c) The entries made in the Register shall effect a rebuttable presumption as to the accuracy thereof. Each Lender's account entries with respect to the Advances shall also effect a rebuttable presumption as to the accuracy thereof.

      SECTION 2.15. Currency Equivalents. For purposes of the provisions of this
Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Chase's (or its affiliate's) principal office in London offers to exchange Dollars for such Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which Chase's (or its affiliate's) principal office in London offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which Chase's (or its affiliates') principal office in London offers to exchange such Alternative Currency for Dollars in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined.

      SECTION 2.16. Voluntary Conversion or Continuation of Advance. (a) Provided that no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.01 and 2.02, Convert an Advance of one Type into an Advance of another Type (provided that, subject to all of the terms of this Agreement, Conversions to a Base Rate Advance may be made on the same Business Day as requested not later than 11:00 AM on such Business Day); provided, however, that any Conversion of any Eurocurrency Advance into an Advance of another Type shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Advance, and any Conversion of a Base Rate Advance into a Eurocurrency Advance shall be in an amount not less than the minimum amount specified in Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advance to be Converted, (iii) if such Conversion is into a Eurocurrency Advance, the duration of the Interest Period for such Advance and (iv) the type of currency of which the Converted Advance shall consist. Each such notice of Conversion shall be binding on the Borrower and irrevocable.

      (b) The Borrower shall have the option to elect a subsequent Eurocurrency Interest Period to be applicable to any Eurocurrency Advance by giving notice of such election to the Agent, received no later than 11 A.M. (New York City time) on the date three Business Days before the end of the then current Eurocurrency Interest Period. In the event that the Borrower so elects to continue any Eurocurrency Advance by selecting a subsequent Eurocurrency Interest Period, all terms set forth in this Agreement applicable to the making of Eurocurrency Advances shall be applicable to such continued Advance.

      SECTION 2.17. Interest Rate Selection. If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Advance in accordance with the provisions contained in the definition of "Interest Period", or if the Borrower shall fail to select a subsequent Interest Period for any Eurocurrency Advance in the manner set forth in Section 2.16(b), the Agent will forthwith so notify the Borrower and such Advance will automatically, on the last of the then existing Interest Period therefor, Convert into a Base Rate Advance.

      SECTION 2.18. Agent's Fees. The Borrower shall pay to the Agent for its own account $20,000.00 per annum, payable on the first day of January of each year. Notwithstanding the foregoing, for the years commencing January 1, 2001 and January 1, 2002, the Borrower shall pay to the Agent for its account $15,000.00 per annum, payable on the first day of January of such year.

      SECTION 2.19 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital for the Borrower and its Subsidiaries up to $7,500,000 at any time outstanding to fund Acquisitions permitted pursuant to Section 6.01(j) and may also be used for capital expenditures and restructuring costs.


                                   ARTICLE III

                              CONDITIONS OF LENDING

      SECTION 3.01. Condition Precedent to Initial Advances. The obligation of each Lender to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance reasonably satisfactory to the Agent and in sufficient copies (other than the Notes, which shall be executed in original only) for each Lender:

      (a) Note. Each Note duly executed by the Borrower;

      (b) Certificate of Corporate Action by the Borrower. A certificate of an officer of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered pursuant to this Agreement;

      (c) Incumbency and Signature Certificate of the Borrower. A certificate of an officer of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered by the Borrower under this Agreement.

      (d) Intentionally Omitted.

      (e) Corporate Charter, Good Standing. A copy, certified by the appropriate authority in the jurisdiction of organization, of the certificate of incorporation or charter of the Borrower; and a certificate issued by the appropriate authority as to the good standing of the Borrower in each such jurisdiction.

      (f) Opinion of Counsel for Borrower. Favorable opinion of Bingham Dana LLP, counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit G.

                  (g) Financial Statement. The audited consolidated and unaudited consolidating financial statements of the Borrower for the Fiscal Year ending June 30, 1998, together with the unqualified opinion of Ernst & Young as to the consolidated financial statements, and financial projections prepared by the Borrower.

      (h) Intentionally Omitted.

      (i) Intentionally Omitted.

      (j) Intentionally Omitted.

      (k) Insurance. Evidence satisfactory to Agent of all risk, extended coverage insurance and public liability insurance, issued in amounts, and by carriers, reasonably satisfactory to Agent.

      (l) Searches. Lien searches, judgment searches, bankruptcy searches and similar searches deemed appropriate by Agent's counsel, in form and substance reasonably satisfactory to Agent.

      (m) Fees. Payment of all fees due to the Agent.

      (n) Other Documents. The other Loan Documents duly executed, and such other documents as the Agent may reasonably require.

      (o) Intentionally Omitted.

      SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

      (i) The representations and warranties contained in Article IV are correct on and as of the date of the initial Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date and with respect to Borrowings other than the initial Borrowing such representations and warranties shall be correct in all material respects, except to the extent contemplated by this Agreement, or except to the extent any such representation or warranty is no longer current as of the date of such Borrowing because of reference to a specific date, and

      (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or Event of Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

      (a) Due Incorporation. Each of the Borrower and each Subsidiary which is a corporation is duly incorporated, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify in such other jurisdiction would not result in a Materially Adverse Effect.

      (b) Compliance with Other Agreements, Etc. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (i) require any further consent or approval of its stockholders; (ii) contravene its charter or by-laws;
(iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates; (iv) result in a material breach of or constitute a default or require any consent under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound after giving effect to the application of the initial Advances; (v) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (vi) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such material indenture, agreement, lease or instrument after giving effect to the application of the initial Advances, except for defaults which would not result in a Materially Adverse Effect.

      (c) Validity of Obligations. Each Loan Document which is executed by the Borrower is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally and except as the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought.

      (d) No Pending Litigation. Except as set forth on Schedule 2, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, result in a Materially Adverse Effect.

      (e) Financial Statements. The consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at June 30, 1998, and the related consolidated and consolidating income statement and statement of cash flows and statement of changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon, of Ernst & Young, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1998, and the related consolidated and consolidating income statement for the fiscal quarter then ended, certified by the Borrower's Chief Financial Officer are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments and absence of footnote disclosures in the case of the interim financial statements). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material and are required by GAAP to be reflected but are not reflected in the financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1998. No material information, exhibit or report furnished by the Borrower to the Agent in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since June 30, 1998, there have been no material adverse changes in the condition (financial or otherwise), business, or operations of the Borrower or any of its Subsidiaries.

      (f) Title to Assets. Each of the Borrower and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its material properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 4.01(e) (other than any properties or assets disposed of in the ordinary course of business), and none of the material properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

      (g) Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed as of the date hereof and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties. The federal income tax liability of the Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended June 30, 1991.

      (h) ERISA. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. Neither an ERISA Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each of the Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      (i) Subsidiaries. Schedule 7 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens other than liens permitted by this Agreement.

      (j) Indebtedness. Schedule 3 is a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other material investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated in such Schedule, and all material Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      (k) Licenses, Permits. Each of the Borrower and its Subsidiaries possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing except to the extent that any such violation will not result in a Materially Adverse Effect.

      (l) Judgments. Each of the Borrower and its Subsidiaries has satisfied all judgments that may result in a Materially Adverse Effect and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign that may result in a Materially Adverse Effect.

                  (m) Other Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any material indenture, loan or credit agreement or any material lease or other material agreement or instrument or subject to any charter or corporate restriction which could have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party except defaults which would not result in a Materially Adverse Effect.

                  (n) Labor Disputes, Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are subject to any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have a Materially Adverse Effect.

                  (o) Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the United States Investment Company Act of 1940.

                  (p) Partner in a Partnership. Neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

                  (q) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations as promulgated or issued by any and all governmental or quasi-governmental bodies, including, without limitation, all Environmental Laws except to the extent that any violation shall not result in a Materially Adverse Effect.

                  (r) Initial Public Offering. The Borrower has consummated its initial public offering of common stock, pursuant to which the Borrower has (1) sold, for its own account, 1,500,000 shares of its common stock, and (2) received net proceeds in the amount of approximately $16,100,000 on account of such stock.

                  (s) Previous Term Loan. The Borrower has fully and finally repaid all outstanding amounts under the Previous Term Loan.

                  (t) Previous Subordinated Debt. The Borrower has fully and finally repaid all Previous Subordinated Debt.

                  (u) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999. The cost of the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or have a Materially Adverse Effect on the Borrower or its Subsidiaries. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without causing a Materially Adverse Effect to the Borrower.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Corporate Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and corporate good standing in the jurisdiction of its incorporation, except that the Borrower may dissolve any inactive Subsidiary which has no material assets, and except as permitted pursuant to Section 6.01(g) or Section 6.01(j), and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required except where the failure to so qualify shall not result in a Materially Adverse Effect.

                  (b) Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in lines of business of the same general type as conducted by it on the date of this Agreement.

                  (c) Preservation of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its material properties (tangible and intangible), necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (d) Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all material financial transactions of the Borrower and its Subsidiaries.

                  (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  (f) Compliance with Law. Comply in all material respects, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, except for noncompliance which shall not result in a Materially Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, provided that the Borrower may, with the exercise of due diligence and through appropriate proceedings, contest any tax, provided further that such contest shall not result in the imposition of a lien on any assets of the Borrower and its Subsidiaries and the Borrower shall maintain adequate reserves against all such contested taxes.

                  (g) Examination of Records. At any reasonable time and from time to time on reasonable prior notice, permit the Agent or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent certified public accountants, provided that any such examinations and discussions shall be conducted subject to the terms of Section 10.17.

                  (h) Financial Reporting. Furnish to the Agent:

                            (i) As soon as available and in any event within 120
                      days after the end of each Fiscal Year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and a consolidated and consolidating income statement and statement of cash flows and statement of changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an unqualified audit opinion thereon acceptable to the Agent by Ernst & Young or other independent accountants of national standing selected by the Borrower;

                            (ii) not later than 60 days following the close of
                      each Fiscal Year, a copy of the Borrower's annual budget, reasonably detailed for each fiscal quarter, for the following Fiscal Year.

                            (iii) As soon as available and in any event within
                      45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments and absence of footnote disclosures);

                            (iv) Promptly upon receipt thereof, copies of any
                      reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

                            (v) Simultaneously with the delivery of the
                      financial statements referred to in (i) and (iii) above, a certificate of the Chief Financial Officer or President of Borrower (x) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (y) with computations demonstrating compliance with the covenants contained in Article VII;

                            (vi) Simultaneously with the delivery of the annual
                      financial statements referred to in subparagraph 5.01(h)(i) above, a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                            (vii) Promptly after the commencement thereof,
                      notice of all material actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a Materially Adverse Effect.

                            (viii) As soon as possible and in any event within
                      10 days after the Borrower or an executive officer thereof becomes aware (or reasonably should be expected to have become aware of) the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                            (ix) Promptly after the filing or receiving thereof,
                      copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to a Plan; and as soon as possible and in any event within 10 days after the Borrower or any of its Subsidiaries knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the

                      Borrower or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Agent a certificate of the chief financial officer of the Borrower setting forth details to the best of his knowledge as to such ERISA Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto;

                            (x) Promptly after the furnishing thereof, copies of
                      any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.01(h);

                            (xi) Promptly after the sending or filing thereof,
                      copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                            (xii) on the date hereof, with respect to the fiscal
                      quarter ended December 31, 1998, and thereafter as soon as available and in any event within 45 days after the end of each quarter with respect to the fiscal quarter then ended, an Informal Borrowing Base Certificate;

                            (xiii) During the continuance of any Default or
                      Event of Default, the Agent may require an audit of the Borrower's accounts receivable and inventory at the Borrower's reasonable expense; for this purpose the Borrower shall utilize independent accountants or other qualified professionals reasonably satisfactory to the Majority Lenders;

                            (xiv) Upon the conclusion of any audit of the type
                      described in subparagraph (xiii), a detailed report of the results of such audit;

                            (xv) Such other information respecting the condition
                      or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through its Agent, may from time to time reasonably request;

                  (i) Further Acts. At its reasonable cost and expense, upon request of any Lender (upon notice to the Agent), duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Lender to carry out more effectually the provisions and purposes of this Agreement.

                  (j) Environmental Laws.

                            (i) Subject to the terms of Section 5.01(j)(ii),
                      keep and maintain all real property owned or leased by it ("Real Property") in compliance in all material respects with all Environmental Laws (as defined below) except where failure to comply would not result in a Materially Adverse Effect and would not cause any Lender to incur liability as a result thereof.

                            (ii) Notwithstanding the foregoing, in the event
                      that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to the Real Property is required to be performed by the Borrower under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance (as defined below) in or into the air, soil, ground-water, surface water or soil vapor at, on, about under or within the Real Property (or any portion thereof), the Borrower shall within thirty (30) days after written demand for performance thereof by the Agent (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work in accordance with the requirements of applicable law. Notwithstanding the foregoing, provided that the Borrower shall deliver to the Agent a Phase I (and upon the Agent's reasonable request a Phase II) environmental audit reasonably satisfactory to Agent in all respects, and provided that Borrower shall deliver to Agent such legal opinions or other documentary evidence as Agent may reasonably require demonstrating that any consent delivered by Agent in the manner hereinafter set forth shall not result in the imposition or potential imposition of any liability upon Agent or any Lender, and provided further that Borrower shall maintain adequate reserves for compliance with all Environmental Laws, Agent shall not unreasonably withhold its consent to a contest by the Borrower (with the exercise of due diligence and appropriate proceedings) of any order or governmental requirement concerning Remedial Work rather than performing such Remedial Work. Such contest, if instituted, shall be instituted promptly after the Borrower obtains actual knowledge of an action, suit, proceeding, or governmental order or directive which asserts any obligation or liability affecting all or any portion of the Real Property relating to Hazardous Substances and requiring such Remedial Work and diligently prosecuted until a final resolution is obtained. Remedial Work shall be instituted promptly following an unsuccessful nonappealable completion of the contest and shall be diligently prosecuted until the Remedial Work is completed.

                            (iii) As used in this Section 5.01(j) (x)
                      "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Real Property, and (y) the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.



                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  SECTION 6.01. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall not without the Majority Lenders' prior written consent (or, in the case of Subsection 6.01(f), not without the prior written consent of all of the Lenders):

                  (a) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except (each of the following being referred to herein as "Permitted Indebtedness"):

                          (i) Debt of the Borrower under this Agreement or the
                  Notes;

                          (ii) Subordinated Indebtedness;

                          (iii) accounts payable to trade creditors for goods or
                  services which are not more than 90 days past due and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

                          (iv) Debt of the Borrower or any such Subsidiary
                  secured by purchase money Liens or pursuant to Capital Leases, in each case as permitted by Section 6.01(c);


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
                          (v) Contingent liabilities which are unsecured
                  (including, without limitation, obligations in respect of letters of credit) up to an aggregate amount not to exceed $3,000,000;

                          (vi) Debt set forth in Schedule 3 (including
                  subsequent borrowings thereunder up to the maximum facility amount set forth on Schedule 3), and renewals thereof (but not any increase thereof);

                          (vii) Intentionally omitted;

                          (viii) Debt owed by a Subsidiary to the Borrower or
                  another Subsidiary or Debt owed by the Borrower to a Subsidiary;

                          (ix) (x) Guaranties by endorsement of negotiable
                  instruments for deposit or collection or similar transactions in the ordinary course of business, (y) Guaranties set forth in Schedule 3 and (z) guaranties of Permitted Indebtedness and any replacements thereof.

                  (b) Intentionally Omitted.

                  (c) Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien encumbering Accounts, General Intangibles or inventory, except:

                          (i) Intentionally omitted.

                          (ii) Liens for taxes or assessments or other
                  government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                          (iii) Liens imposed by law, such as mechanic's
                  materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                          (iv) Liens under workmen's compensation, unemployment
                  insurance, social security or similar legislation;

                          (v) Liens, deposits or pledges to secure the
                  performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                          (vi) judgment and other similar Liens arising in
                  connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                          (vii) easements, rights-of-way, restrictions and other
                  similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                          (viii) Liens securing obligations of such a Subsidiary
                  to the Borrower or another such Subsidiary or obligations of the Borrower to any Subsidiary;

                          (ix) purchase money Liens on any property hereafter
                  acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                             a. any property subject to any of the foregoing is
                     acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously or within 180 days after such acquisition;

                             b. the obligation secured by any Lien so created,
                     assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                             c. each such Lien shall attach only to the property
                     so acquired and fixed improvements thereon;

                             d. the Debt secured by all such Liens shall not
                     exceed $7,500,000.00 at any time outstanding in the aggregate;

                             e. the obligations secured by such Lien are
                     permitted by the provisions of Section 6.01(a) and the related expenditure is permitted under Section 7.06.

                          (x) Liens set forth on Schedule 4 hereto, and renewals
                  thereof, provided that no additional assets or property are encumbered as a result of any such renewal;

                          (xi) Intentionally omitted;


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
                          (xii) Intentionally omitted;

                          (xiii) Licenses and similar rights to use technology,
                  patents and trademarks granted by the Borrower to customers in the ordinary course of business, and not for the purpose of securing any obligation.

                  (d) Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year of the Borrower in excess of $7,500,000.00; and (c) Capital Leases permitted by Section 6.01(c).

                  (e) Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, in excess of $750,000.00 in the aggregate at any time outstanding, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $100,000,000.00; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (e) investments set forth on
Schedule 5, and any renewal thereof (but not any increase thereof); (f) investments permitted pursuant to Section 6.01(j) or; (g) investments by the Borrower in any Subsidiary, including, without limitation, a newly formed Subsidiary, investments by any Subsidiary in the Borrower, or investments by any Subsidiary in another Subsidiary.

                  (f) Restricted Payments. Make any Restricted Payment.

                  (g) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, substantially all (meaning 25% in value or greater at the time of such sale, lease, assignment, transfer or other disposition) of its now owned or hereafter acquired material assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (i) for inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) the sale, lease, assignment or transfer of assets by any such Subsidiary to the Borrower or to another Subsidiary and the sale, lease, assignment or transfer of assets by Borrower to any Subsidiary;
(iv) sales of equipment immediately made subject to a Capital Lease permitted by
Section 6.01(c); and (v) grants to
customers, which are not for the purpose of securing any obligation, of licenses and similar rights to use technology, patents or trademarks in the ordinary course of business.

                  (h) Intentionally Omitted.

                  (i) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate, and except for arrangements set forth on Schedule 6, and except for payment of management fees to stockholders of Borrower not to exceed in the aggregate $150,000 per Fiscal Year, and except as permitted pursuant to the terms of Subsections 6.01(e), (f), (g), and (j) and except for transactions between the Borrower and one or more of its Subsidiaries or between one or more of the Borrower's Subsidiaries.

                  (j) Mergers, Acquisitions, Etc. Except as permitted pursuant to Section 6.01(g) merge (except for mergers of a Subsidiary into the Borrower or another Subsidiary) or consolidate with, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, or make any Acquisition except that, provided that no Event of Default is continuing, the Borrower may make any Acquisition of an entity engaged in a line of business of the same general type as conducted by the Borrower on the date of this Agreement provided that, (1) no Acquisition may be made for a purchase price or consideration in excess of 15% of Consolidated Total Assets at the time of such Acquisition, and (2) not more than $7,500,000 of Advances in the aggregate outstanding at any time shall be permitted for the purpose of financing any Acquisition or to refinance the cost thereof.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

         So long as the Notes shall remain unpaid or any Lender shall have any Commitment under this Agreement:

         SECTION 7.01. Current Ratio. For the period between January 1, 1999 and December 31, 2000, the Borrower and its Consolidated Subsidiaries shall maintain, at all times, on a consolidated basis, a Current Ratio of not less than 1.25:1.0, to be measured at the end of each fiscal quarter. For the period commencing January 1, 2001, up to and including the Termination Date, the Borrower and its Consolidated Subsidiaries shall maintain, at all times, on a consolidated basis, a Current Ratio of not less than 1.50:1.0, to be measured at the end of each fiscal quarter. For purposes of calculating the Current Ratio, outstanding Advances shall be included in the definition of Current Liabilities.

         SECTION 7.02. Intentionally omitted.

         SECTION 7.03. Intentionally omitted.

         SECTION 7.04. Fixed Charge Coverage Ratio. For the period commencing on April 1, 1999 and at all times thereafter, the Borrower and its Consolidated Subsidiaries shall maintain on a consolidated basis, at all times, a Fixed Charge Coverage Ratio of 3.0:1.00. For the purpose of calculating Fixed Charge Coverage Ratio, the operating profit for the fiscal quarter ending June 30, 1999 shall consist solely of the one quarter then ended; the operating profit for the fiscal quarter ending September 30, 1999 shall consist of the cumulative of the quarter ending June 30, 1999 and the quarter ending September 30, 1999; the operating profit for the fiscal quarter ending December 31, 1999 shall consist of the cumulative of the quarter ending June 30, 1999, the quarter ending September 30, 1999 and the quarter ending December 31, 1999; and the operating profit for the fiscal quarter ending March 31, 2000 shall consist of the cumulative of the quarter ending June 30, 1999, the quarter ending September 30, 1999, the quarter ending December 31, 1999 and the quarter ending March 31, 2000. After the quarter ending March 31, 2000, the operating profit for each fiscal quarter shall be measured at the end of such fiscal quarter on the basis of the period of the four consecutive quarters then ended.

         SECTION 7.05. Leverage Ratio. The Borrower and its Consolidated Subsidiaries shall maintain on a consolidated basis, a Leverage Ratio, to be measured at the end of each fiscal quarter, not to exceed: a) 1.5:1.0 for the quarters terminating March 31, 1999 and June 30, 1999; b) 1.25:1.0 for the quarters terminating September 30, 1999, December 31, 1999, March 30, 2000 and June 30, 2000; c) 1.10:1.0 for the quarter terminating September 30, 2000; and
d) 1.0:1.0 for the quarters terminating December 31, 2000 and thereafter.

         SECTION 7.06. Capital Expenditures. The Borrower and its Consolidated Subsidiaries, on a consolidated basis, shall not incur Capital Expenditures in excess of $10,000,000 during any Fiscal Year.

         SECTION 7.07. No Net Loss. The Borrower and its Consolidated Subsidiaries shall not incur a net loss on a consolidated basis for any Fiscal Year. Notwithstanding the foregoing, for the fiscal year ending June 30, 1999 only, the Borrower and its Consolidated Subsidiaries may incur a net loss after taxes, which shall not exceed $4,000,000.00.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

         (a) The Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; (ii) fail for five Business Days after notice to pay interest on any Note or pay any fee or other amount due hereunder as and when due and payable; or (iii) fail to pay interest on any Note or pay any fee or other amount due hereunder as and when due and payable more than two times during any period of twelve consecutive months;

         (b) Any material representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) The Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Articles VI or VII; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 8.01) in any Loan Document and such failure shall continue for 30 consecutive days after notice from the Agent;

         (d) The Borrower or any of its Subsidiaries shall: (i) fail to pay any Debt in excess of $500,000 (other than the payment of Obligations described in Section 8.01(a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt in excess of $500,000 (other than the payment of Obligations described in Section 8.01(a) above), when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration at such time of the maturity of such Debt, unless such failure to perform or observe shall be permanently waived in writing by the holder of such Debt; or (iii) have any Debt in excess of $500,000 (other than the payment of Obligations described in Section 8.01(a) above) be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or, in the case of Permitted Indebtedness other than Subordinated Indebtedness any prepayment which is or becomes required by the terms thereof other than due to a default thereunder), prior to the stated maturity thereof in whole;

         (e) The Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due as such term is construed from time to time in accordance with applicable bankruptcy law; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which such an appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

         (f) One or more judgments, decrees or orders for the payment of money in excess of $500,000.00 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

         (g) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any ERISA Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Agent subject the Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $500,000.00;

Then, and in any such event, the Agent (i) shall at the request, or may with the consent, of Lenders owed at least 75% (or 100% if at such time there are two and only two Lenders) of the aggregate unpaid principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having at least 75% (or 100% if at such time there are two and only two Lenders) of the Commitments, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of Lenders owed at least 75% (or 100% if at such time there are two and only two Lenders) of the aggregate unpaid principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having at least 75% (or 100% if at such time there are two and only two Lenders) of the Commitments, by notice to the Borrower, declare all the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default under
Section 8.01(e), (A) the obligation of each Lender to make Advances shall automatically be terminated, and (B) the Notes, all such interest and such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE IX


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
                                    THE AGENT

         SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion to take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the borrower pursuant to the terms of this Agreement.

         SECTION 9.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.08; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 9.03. Chase and Affiliates. With respect to any Commitment or any Advances made by Chase or any of its affiliates, Chase and each such affiliate shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or an affiliate thereof; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase and each such affiliate in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Chase were not the Agent and without any duty to account therefor to the Lenders.

         SECTION 9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 9.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective aggregate principal amount of Advances then owing to each of them (or if not such Advances are at the time outstanding or if any such Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind of nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         SECTION 9.06. Successor Agent. The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within fifteen
(15) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a senior debt rating of not less than A or its implied equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder, except for accrued obligations to the extent not assumed by the successor Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


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
                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders or the percentages of their respective Commitments, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Section 10.01, (g) reduce any rate of accrual of interest or the amount of any accrued interest, (h) increase the aggregate of all Lenders' Commitments beyond $15,000,000, (i) change the definition of the term "Majority Lenders" or (j) modify or delete any term or provision of this Agreement which term or provision provides for the vote or consent of all the Lenders; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

         SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, sent by facsimile transmission or delivered, if to the Borrower, at its address at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, (or at facsimile number (914) 425-8967) Attention: Chief Financial Officer; if to any Lender originally a party hereto, at its Domestic Lending Office specified opposite its name on Schedule 1 hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 400 Rella Boulevard, Suite 100, Suffern, New York 10901, (or at facsimile number (914) 368-2366)
Attention: Mr. C. William Cosgrove; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, or sent by facsimile transmission, be effective on the third Business Day after deposited in the mails, or on receipt of a written confirmation of a completed facsimile transmission, respectively, except that notices and communications to the Agent pursuant to Article II or V shall not be effective until received by the Agent and notices to the Borrower shall not be effective unless actually received by the Borrower in complete, legible form, provided that a signed return receipt delivered by the U.S. Postal Service or a signed receipt obtained by an overnight courier of national standing shall constitute presumptive evidence of such receipt.

         SECTION 10.03. No Waiver, Remedies. No failure on the part of any Lender or the Agent (or, except as expressly provided to the contrary herein, the Borrower) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder (except that the Borrower shall not pay the costs of Lenders other than Agent with respect to their review, negotiation or execution of this Agreement and any amendments hereto except as set forth below), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 10.04(a) and the reasonable costs of documentation prepared in connection with the administration, "workout", or modification of this Agreement during the continuance of an Event of Default.

         (b) If any payment of principal of any Eurocurrency Advance or any Conversion thereof to an Advance of another Type is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.02(b)(i), acceleration of the maturity of the Advances pursuant to Section 8.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (c) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and reasonable costs and expenses incurred by the Indemnified Party, including, without limitation, reasonable attorneys fees, arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all costs, expenses, losses, claims, damages and liabilities arising out of or resulting from the gross negligence or willful misconduct of an Indemnified Party.

         SECTION 10.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 8.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         SECTION 10.06. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at London, England on the first Business Day preceding that on which final judgment is given.

         (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be ) of any sum adjudged to be so due in such Other Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be ) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.

         SECTION 10.07. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective permitted successors and assigns (but not, except as expressly provided to the contrary herein, to the benefit of any third party beneficiary), except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 10.08. Assignments and Participation. (a) Upon the prior consent of the Borrower, such consent not to be unreasonably withheld or delayed (it being understood that, without limitation, withholding of such consent to be deemed reasonable if such assignment is to a Non-U.S. Lender and would subject Borrower to any United States Federal withholding tax as a result thereof or if such assignment would, at the time thereof, cause additional expense to Borrower under Sections 2.10(a) or 2.10(b)), each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500, (v) no Assignment and Acceptance shall result in any increased cost to Borrower and (vi) the Agent shall, after giving effect to each Assignment and Acceptance, be owed not less than 50% of the aggregate unpaid principal amounts of the Advances then outstanding, or if no Advances are outstanding, then the Agent shall, after giving effect to each Assignment and Acceptance, have a Commitment not less than 50% of the aggregate Commitments of all of the Lenders. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 10 Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its further obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by its as a Lender.

         (c) The Agent shall maintain at its address referred to in Section
10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall effect a rebuttable presumption as to the accuracy thereof, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Subject to the other terms of this Section 10.08, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, consented to by the Borrower to the extent required by Section 10.08(a), together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Register. Within five Business Days after the Borrower has consented to the Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

         (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) the sale of such participation shall not result in any increased cost to Borrower.

         (f) Subject to Section 10.17, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, for the benefit of the Borrower, to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender, on the terms set forth in Section 10.17.

         (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 10.09. Consent to Jurisdiction. (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 10.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive, subject to all applicable rights of appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Nothing in this Section 10.09 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions including the Federal and State courts sitting in the State of New York.

         SECTION 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 10.12. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         SECTION 10.13. WAIVER OF JURY TRIAL. EACH LENDER, THE AGENT AND THE BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING,

COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDERS, THE AGENT AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDERS, THE AGENT NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 10.14. Intentionally Omitted.

         SECTION 10.15. Intentionally Omitted.

         SECTION 10.16. Application of Required Prepayments. The Lenders agree to apply mandatory principal prepayments first to any outstanding Base Rate Advances and then to Eurocurrency Advances.

         SECTION 10.17. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis as provided in Section 10.08(f), (b) as required by any law, governmental rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

         SECTION 10.18. Amendment and Restatement. This Agreement amends and restates the Existing Loan Agreement in its entirety. The parties to this Agreement intend not to effect a novation of the obligations of the Borrower under the Existing Loan Agreement, but merely to constitute a restatement and, where applicable, an amendment to the terms of the Existing Loan Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      LECROY CORPORATION


                                      By:
                                          --------------------------------------
                                      Name:  John C. Maag
                                      Title: Chief Financial Officer

                                      THE CHASE MANHATTAN BANK, successor by
                                      merger to The Chase Manhattan Bank, N.A.
                                      and
                                      formerly known as Chemical Bank, as Agent and Lender


                                      By:
                                          --------------------------------------
                                      Name:  C. William Cosgrove
                                      Title: Vice President

                                      BANKBOSTON, N.A., successor by merger to Bank of Boston Connecticut, as Lender


                                      By:
                                          --------------------------------------
                                      Name:  Sheila A. Maher
                                      Title: Director

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                           Dated ______________, 19__

         Reference is made to the Amended and Restated Multicurrency Credit Agreement dated as of _____________, 19__ (the "Credit Agreement") among _________________, a _____________ corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and _________________, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ________________________ (the "Assignor") and ___________________ (the
"Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the interest specified on Schedule 1 hereto in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Note held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

         4. Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its right and be released from its obligations under the Credit Agreement.

         5. Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         6. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                    EXHIBIT B

Lecroy Corporation
Quarterly Informal Borrowing Base Certificate
As of Quarter End


Trade Accounts Receivable
                                          ---------     ------       -------      --------     ----------     -------
                                           Current       31-60        61-90        91-120       Over 120       Total
Domestic A/R
                                          ---------     ------       -------      --------     ----------     -------
Foreign A/R

   Total Trade A/R
                                                                                                              -------
   Aging Percentage
                                                                                                              =======
   Less Allowance for Doubtful Accounts
                                                                                                              -------
   Net Trade A/R



Inventory

Raw Materials
                         --------------
W/P
                         ==============
Finished Goods

Total U.S. Inventory
                         ==============
Certification

The undersigned hereby certifies to the Chase Manhattan Bank (the "Agent") that the information set forth above is true and correct as of the last day of the measuring period specified above.

                                LeCroy Corporation

                                ----------------------------------
                                John C. Maag
                                Vice President and Chief Financial Officer
                                Date:

                                    EXHIBIT C

                      AMENDED AND RESTATED PROMISSORY NOTE


                                                           Dated: March 31, 1999


                  FOR VALUE RECEIVED, the undersigned, LECROY CORPORATION (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of BANKBOSTON, N.A. (the "Lender"), the aggregate principal amount of each Advance owing to the Lender by the Borrower, if not sooner paid pursuant to the terms of the Credit Agreement (hereinafter defined), on the Termination Date. All capitalized terms used in this Amended and Restated Promissory Note and not otherwise provided herein shall have the same meanings herein as in the Credit Agreement.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Advance (i) in United States Dollars are payable in United States Dollars to the Agent for the account of the Lender as specified in the Credit Agreement at the Payment Office for United States Dollars set forth in the Credit Agreement in immediately available funds, in lawful money of the United States of America and (ii) in any Alternative Currency are payable in such Alternative Currency to the Agent for the account of the Lender as specified in the Credit Agreement at the Payment Office for such Alternative Currency set forth in the Credit Agreement in immediately available funds in accordance with the Credit Agreement.

                  Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof shall be recorded by the Agent in the Register maintained by the Agent.

                  The Borrower hereby waives diligence, presentment, demand, protest and notice (except as set forth in the Credit Agreement) of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Amended and Restated Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Multicurrency Credit Agreement dated as of March 31, 1999, as amended from time to time (the "Credit Agreement"), between the Borrower, The Chase Manhattan Bank, as Agent and Lender, and BankBoston, N.A., as Lender thereto, which Credit Agreement, among other things, (i) provides for the making by the Lender to the Borrower of Advances in accordance with the terms thereof, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. This Amended and Restated Promissory Note amends and restates the indebtedness evidenced by the note(s) previously delivered to the Lender pursuant to the terms of the Existing Credit Agreement (as such term is defined in the Credit Agreement).
                                      LECROY CORPORATION


                                      By:
                                          -------------------------------------
                                               Name:  John C. Maag
                                               Title: Chief Financial Officer

STATE OF NEW YORK             )
                              )ss.:
COUNTY OF WESTCHESTER         )


On the ____ day of March in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared John Maag, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                                      __________________________
                                                                   Notary Public

                      AMENDED AND RESTATED PROMISSORY NOTE


                                                           Dated: March 31, 1999


                  FOR VALUE RECEIVED, the undersigned, LECROY CORPORATION (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), the aggregate principal amount of each Advance owing to the Lender by the Borrower, if not sooner paid pursuant to the terms of the Credit Agreement (hereinafter defined), on the Termination Date. All capitalized terms used in this Amended and Restated Promissory Note and not otherwise provided herein shall have the same meanings herein as in the Credit Agreement.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Advance (i) in United States Dollars are payable in United States Dollars to the Agent for the account of the Lender as specified in the Credit Agreement at the Payment Office for United States Dollars set forth in the Credit Agreement in immediately available funds, in lawful money of the United States of America and (ii) in any Alternative Currency are payable in such Alternative Currency to the Agent for the account of the Lender as specified in the Credit Agreement at the Payment Office for such Alternative Currency set forth in the Credit Agreement in immediately available funds in accordance with the Credit Agreement.

                  Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof shall be recorded by the Agent in the Register maintained by the Agent.

                  The Borrower hereby waives diligence, presentment, demand, protest and notice (except as set forth in the Credit Agreement) of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Amended and Restated Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Multicurrency Credit Agreement dated as of March 31, 1999, as amended from time to time (the "Credit Agreement"), between the Borrower, The Chase Manhattan Bank, as Agent and Lender, and BankBoston, N.A., as Lender thereto, which Credit Agreement, among other things, (i) provides for the making by the Lender to the Borrower of Advances in accordance with the terms thereof, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. This Amended and Restated Promissory Note amends and restates the indebtedness evidenced by the note(s) previously delivered to the Lender pursuant to the terms of the Existing Credit Agreement (as such term is defined in the Credit Agreement).
                                LECROY CORPORATION


                                By:
                                    -------------------------------------------
                                         Name:   John C. Maag
                                         Title:  Chief Financial Officer

STATE OF NEW YORK             )
                              )ss.:
COUNTY OF WESTCHESTER         )


On the ____ day of March in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared John Maag, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                                  ______________________________
                                                                   Notary Public

                                    EXHIBIT F

                               NOTICE OF BORROWING


The Chase Manhattan Bank, as Agent                                     [Date]
for the Lenders party to the
Agreement referred to below
400 Rella Boulevard, Suite 100
Suffern, New York 10901


Gentlemen/women:

         Reference is hereby made to that certain Amended and Restated Multicurrency Credit Agreement dated as of March 31, 1999 (the "Agreement"; capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Agreement) among LeCroy Corporation, as borrower (the "Borrower"), The Chase Manhattan Bank, as agent (the "Agent") and the lenders named therein (the "Lenders").

         Pursuant to Section 2.02 of the Agreement, the undersigned hereby gives you notice, irrevocably, that the undersigned hereby requests a Borrowing under the Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Agreement:

         (i) The Type of Advance comprising the Proposed Borrowing is a [Base Rate Advance] [Eurocurrency Advance].

         (ii) The Business Day of the Proposed Borrowing is _______________,
         19__.

         (iii) The aggregate amount of the Proposed Borrowing is
         _______________.

         (iv) The currency of the Proposed Borrowing is [United States Dollars][Swiss Francs][French Francs][German Deutsche Marks][Italian Lire][British Pounds Sterling][Japanese Yen][other __________________].

         (v) The initial Interest Period for each Eurocurrency Advance made as part of the Proposed Borrowing is ______ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (A) The representations and warranties contained in Section 4.01 of the Agreement are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of proceeds therefrom (with respect to Borrowings other than the initial Borrowing such representations and warranties shall be correct in all material respects, except to the extent contemplated in the Loan Documents, or except to the extent any such representation or warranty is no longer current as of the date of such Borrowing because of a reference to a specific date); and

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.


                                                    Very truly yours,

                                                    LECROY CORPORATION


                                                    By:________________________
                                                            Name:
                                                            Title:

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                            Dated _____________, 19__


Section 1.
   Percentage Interest:                                                                       ______________%

Section 2.

   Assignee's Commitment:                                                                     $______________

   Aggregate Outstanding Principal Amount
   Advances owing to the Assignee:
                                                                                              $______________

   A Note payable to the order of the Assignee
                                                                           Dated:             _________, 19__
                                                                Principal amount:             $______________

   A Note payable to the order of the Assignor
                                                                           Dated:             _________, 19__
                                                                Principal amount:             $______________


Section 3.

         Effective Date*:                                                                     _________, 19__

                                            [NAME OF ASSIGNOR]

                                            By:_________________________________
                                                Title:

                                            [NAME OF ASSIGNEE]

                                            By:_________________________________
                                                Title:
Accepted this _____ day
of ________________, 19___

[NAME OF AGENT]

By:_______________________
         Title:

AGREED AND CONSENTED TO:

LECROY CORPORATION

By:_______________________
         Title:


____________
*    This date should be no earlier than the date of acceptance by the Agent.

                                    EXHIBIT G

                        FORM OF OPINION LETTER OF COUNSEL

                                   SCHEDULE I


                               LECROY CORPORATION

Amended and Restated Multicurrency Credit Agreement dated as of March 31, 1999 among LeCroy Corporation, as Borrower, and the Lenders named therein, as Lenders, and The Chase Manhattan Bank, as Agent


Name of Lender                                   Domestic Lending Office                           Eurocurrency Lending Office
--------------                                   -----------------------                           ---------------------------
The Chase Manhattan Bank                         400 Rella Boulevard                               400 Rella Boulevard
                                                 Suite 100                                         Suite 100
                                                 Suffern, New York 10901                           Suffern, New York 10901
                                                 Phone: (914) 368-2272                             Phone: (914) 368-2272
                                                 Fax:     (914) 368-2366                           Fax:     (914) 368-2366
                                                 Attention:  C. William Cosgrove                   Attention:  C. William Cosgrove


Bankboston, N.A.                                 Landmark Square, Suite 2002                       Landmark Square, Suite 2002
                                                 Stamford, Connecticut  06901                      Stamford, Connecticut  06901
                                                 Phone:  (203) 973-1944                            Phone:  (203) 973-1944
                                                 Fax:  (203) 967-8169                              Fax:  (203) 967-8169
                                                 Attention:  Sheila A. Maher                       Attention:  Sheila A. Maher

                                   SCHEDULE 2

                               LeCroy Corporation

                                   Litigation

                                      None

                                   SCHEDULE 3

                               LECROY CORPORATION

                          Existing Debt and Guaranties

                                                                      SCHEDULE 4

                               LeCroy Corporation
                                 Existing Liens

         Secured             Jurisdiction        File Number      Date Filed     Collateral                 Comments
         -------             ------------        -----------      ----------     ----------                 --------
AT&T Capital Services Corp.  DOS, NY             006149           1/10/95        Specific Equipment        Subject to Alternative
                                                                                                           Purchase Plan dated
                                                                                                           1/4/95
Chase Equipment Leasing,     DOS, NY             220543           11/01/95       equipment and fixtures
Inc.                                                                             (missing attachment A)

Pitney Bowes Credit          DOS, NY             236463           11/17/97       leased equipment
Corporation

New England Merchants        Rockland Co., NY    89-1774          5/9/89         equipment and property
Funding Corporation                                                              (missing schedule)

                                                 94-1059          4/18/94                                  assign to BOT Funding
                                                                                                           Corporation
                                                 94-1060          4/18/94        continued

Chase Equipment Leasing,     Rockland Co., NY    95-3086          11/2/95        equipment and fixtures
Inc.

                                   SCHEDULE 5

                               LECROY CORPORATION

                                   Investments

                                   SCHEDULE 6

                               LECROY CORPORATION

                          Transactions with Affiliates

                                      None

                                   SCHEDULE 7

                               LECROY CORPORATION

                     Schedule of Subsidiaries and Ownership

                                   SCHEDULE 8

                   Payment Offices for Alternative Currencies


     CURRENCY                     CORRESPONDING BANK                                     ACCOUNT NUMBER
     --------                     ------------------                                     --------------
Swiss Franc                       Union Bank of Switzerland                              752-8505-R
                                  Zurich, Switzerland

French Franc                      Caisse Nationale Credit Agricole                       0995-3045-2000-00
                                  Paris, France

Deutsche Mark                     Chase Manhattan Bank AG Frankfurt                      623-12-00178
                                  Frankfurt, Germany

Italian Lira                      Chase Manhattan Bank Milan                             601-003-5654
                                  Milan, Italy

British Pound                     Chase Manhattan Bank London                            1200-4677
                                  London, England

Japanese Yen                      Chase Manhattan Bank Tokyo                             019-5007-521
                                  Tokyo, Japan

Euro                              Chase Manhattan Bank AG Frankfurt                      600-16-00037
                                  Frankfurt, Germany

                                   SCHEDULE 9

                                   Commitments

            Commitments totaling $20,000,000.00 (from March 31, 1999
                      through and including June 30, 2000)

     Lenders                                                             Commitment
     -------                                                             ----------
THE CHASE MANHATTAN BANK                                               $13,400,000.00

BANKBOSTON, N.A.                                                       $ 6,600,000.00
                                                                       --------------

                                                              TOTAL    $20,000,000.00


             Commitments totaling $17,000,000.00 (from and including July 1, 2000 through and including the September 30, 2000)

Lenders                                                                 Commitment
-------                                                                 ----------
THE CHASE MANHATTAN BANK                                               $11,390,000.00

BANKBOSTON, N.A.                                                       $ 5,610,000.00
                                                                       --------------

                                                TOTAL                  $17,000,000.00



             Commitments totaling $15,000,000.00 (from and including October 1, 2000 through and including the Termination Date)

     Lenders                                                             Commitment
     -------                                                             ----------

THE CHASE MANHATTAN BANK                                               $10,050,000.00

BANKBOSTON, N.A.                                                       $ 4,950,000.00
                                                                       --------------

                                                              TOTAL    $15,000,000.00